UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Bluerock Residential Growth REIT, Inc.

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Dear Bluerock Team:

I have exciting news to share with you.

This morning we announced a strategic transaction to create significant value for the shareholders of Bluerock Residential Growth REIT (BRG).

We have entered into a definitive agreement to sell BRG to Blackstone in a $3.6 billion transaction. Prior to the sale, we intend to separately spin off our single-family rental (SFR) business into a newly formed REIT named Bluerock Homes Trust, which we intend to list on the NYSE American under the ticker symbol “BHOM”.

This transaction allows us to unlock the embedded value of BRG’s multifamily portfolio for stockholders - they will receive $24.25 per share, which represents a significant premium of approximately 124% to BRG’s closing share price on September 15, 2021, the date prior to a media article reporting that the Company was exploring strategic options including a sale. In addition, BRG shareholders will receive shares of BHOM, with a current implied Net Asset Value estimated at $5.60, based on the midpoint of the valuation range provided by Duff & Phelps, independent financial advisor to the Company’s board of directors.

I want to thank each and every one of you for your contributions in building our attractive high quality institutional portfolio which made possible this transaction to unlock value for shareholders.

Going forward we plan to execute the same successful BRG strategy, this time with BHOM in the single-family rental space, and I am happy to report that we plan on all BRG employees continuing on with Bluerock in the effort. We believe we are in the early stages of the evolution of the single-family rental space, as our Millennial renter base is entering its prime single-family home consumption years and will be driving growth for knowledge-based / high quality rental homes. BHOM’s strategy will focus on building a portfolio of quality infill first-ring suburban homes in high quality of life growth markets that attract the middle-income renter.

The BRG management team is fully committed to this next evolution of Bluerock, and will remain highly invested in BHOM, and as such are aligned with stockholders and employees. We have an amazing team here at Bluerock, and we intend to use our people, infrastructure and operational platform to build this new REIT, and we are excited about our ongoing journey together.

We expect the transaction to close in the second quarter of 2022, at which time BRG employees will transition to become employees of Bluerock. We will work hard to make this transition as seamless to you as possible and will provide updates along the way. If you have questions about this transaction or your specific situation, please feel free to speak with your supervisor or contact Jordan Ruddy.

For convenience, I am attaching an email with the press release announcing the transaction which includes some additional details.

I look forward to updating you as we complete the transaction.

Sincerely,

Ramin Kamfar

Chairman and CEO

Additional Information and Where to Find It

In connection with the sale (the “Acquisition”) of Bluerock Residential Growth REIT, Inc. (the “Company”) to affiliates of Blackstone Real Estate (“Blackstone”), the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). In addition, in connection with the spin-off (the “Spin-Off”) of the newly-formed Bluerock Homes Trust, Inc. (“BHOM”), BHOM will file a registration statement on Form 10. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.bluerockresidential.com. In addition, the documents (when available) may be obtained free of charge by accessing the Investor Relations section of the Company’s website at ir.bluerockresidential.com or by contacting the Company’s Investor Relations by email at investor.relations@bluerockre.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2021 annual meeting of stockholders, which was filed with the SEC on June 25, 2021, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 23, 2021 and in other documents filed by the Company with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “estimate” and similar words or expressions, including the negative version of such words and expressions. These forward-looking statements are based upon the Company’s present expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by Company management, involve uncertainty that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon these forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Factors that could have a material adverse effect on our operations, future prospects, the Acquisition and the Spin-Off include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the Company and Blackstone’s affiliates; the failure to obtain the approval of the Company’s shareholders of the Acquisition or the failure to satisfy any of the other conditions to the completion of the Acquisition or the Spin-Off; the risks that the market does not value BHOM shares at NAV; the failure to recognize the potential benefits of the Spin-Off due to, among other reasons, BHOM’s lack of liquidity, small market size or inability to grow and expand revenues and earnings following the Spin-Off; shareholder litigation in connection with the Acquisition or the Spin-Off, which may affect the timing or occurrence of the Acquisition or the Spin-Off or result in significant costs of defense, indemnification and liability; the effect of the announcement of the Acquisition and the Spin-Off on the ability of the Company to retain and hire key personnel and maintain relationships with its tenants, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the Acquisition and the Spin-Off; the ability to meet expectations regarding the timing and completion of the Acquisition and the Spin-Off; the possibility that any opinions, consents or approvals required in connection with Spin-Off will not be received or obtained in the expected time frame, on the expected terms or at all; and significant transaction costs, fees, expenses and charges. There can be no assurance that the Acquisition, the Spin-Off or any other transaction described above will in fact be consummated in the expected time frame, on the expected terms or at all. There can be no assurance as to the impact of COVID-19 and other potential future outbreaks of infectious diseases on the Company’s or BHOM’s financial condition, results of operations, cash flows and performance and those of their respective tenants as well as on the economy and real estate and financial markets, which may impact the timing or occurrence of the Acquisition or the Spin-Off. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the SEC on February 23, 2021, and subsequent filings by the Company with the SEC. Any forward-looking statement speaks only as of the date on which it is made, and the Company assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company claims the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.